Exhibit 10(jjjj)

Execution Version

AMENDMENT NO. 3, dated as of November 7, 2014 (this “Amendment”), among Energy Future Competitive Holdings Company LLC, a Delaware limited liability company and a debtor and debtor-in-possession (“Parent Guarantor”), Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company and a debtor and debtor-in-possession (“TCEH” or the “Borrower”), in a case pending under chapter 11 of the Bankruptcy Code, Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to those terms in the Credit Agreement (as amended hereby).
WHEREAS, Parent Guarantor, the Borrower, the lending institutions from time to time parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), Citibank, N.A. as the Administrative Agent and Collateral Agent and the Letter of Credit Issuers are parties to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 5, 2014, as amended by Amendment No. 1 dated as of May 13, 2014 (the “Amendment No. 1”) and Amendment No. 2 dated as of June 12, 2014 (the “Amendment No. 2”) (the “Credit Agreement”);
WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Administrative Agent, the Collateral Agent and the Credit Parties party to the Credit Agreement may amend, supplement or modify the Credit Agreement without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order to cure ambiguities, omissions, mistakes or defects;
WHEREAS, the parties hereto wish to enter into certain amendments, supplements or other modifications to the Credit Agreement as provided herein, subject to the terms and conditions set forth below;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1Amendments.

(a)	The definition of “Affiliate Value Transfer” in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:
“ “Affiliate Value Transfer” shall mean any Investment made in reliance on Section 10.5(c), (g), (h), (i), (k), (l) (except as any such Investments relate to payments permitted by Section 10.6(t) (which Investments and payments are not Affiliate Value Transfers)), (m) (except as any such Investments relate to payments permitted by Section 10.6(t) (which Investments and payments are not Affiliate Value Transfers)), (p), (q), (t), (u), (v), (aa), (cc), (dd), (ee) or (ff) (including the issuance of Letters of Credit for the direct or indirect benefit of the Ultimate Parent and its Subsidiaries (other than the Borrower and the Restricted Subsidiaries)), any Disposition made in reliance on Section 10.4(b), (g) or (m) or any distribution made in reliance on Section 10.6(u), in each case made by the Borrower or any Restricted Subsidiary to an Affiliate thereof (other than the Borrower and the Restricted Subsidiaries), excluding Investments, payments, transfers or Dispositions to such Affiliates (including the issuance of Letters of Credit for the benefit of Ultimate Parent and its Subsidiaries) pursuant to the Shared Services Agreement or the Tax Sharing Agreement. For purposes of calculating the aggregate amount of Affiliate Value Transfers under Section 10.12 the value or amount of any Investment, Disposition or distribution constituting the same Affiliate Value Transfer shall be determined without duplication in respect of the same underlying transaction.”
Section 2Representations and Warranties, No Default. The Borrower represents and warrants to the Lenders as of the Amendment No. 3 Effective Date (as defined below):
(a)Subject to the entry of the Orders and the terms thereof, each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. Each Credit Party has duly executed and delivered this Amendment and, subject to the entry of the Orders and the terms thereof, this Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law); and
(b)At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
(c)Subject to the entry of the Orders and the terms thereof, the execution, delivery and performance by the Credit Parties of this Amendment will not (a) contravene any applicable provision of any material Applicable Law (including material Environmental Laws), (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Parent Guarantor, the Borrower or any Restricted Subsidiary (other than Liens created under the Credit Documents, Permitted Liens or Liens securing any of the Prepetition Debt) pursuant to the terms of any material indenture, any loan agreement, lease agreement, mortgage, deed of trust or other material agreement or instrument to which Parent Guarantor, the Borrower or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound, in each case to the extent such agreement was entered into after the Petition Date other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the Organizational Documents of Parent Guarantor, the Borrower or any Restricted Subsidiary.
(d)The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the Amendment No. 3 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
Section 3Conditions to Effectiveness of Amendment.
(a)    This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) on which each of the following conditions are satisfied or waived by the applicable party:
(i)the Administrative Agent shall have received executed signature pages to this Amendment from the Parent Guarantor, the Borrower and Citibank, N.A., in its capacity as Administrative Agent and Collateral Agent; and
(ii)the Administrative Agent shall have received from the Borrower a certificate of an Authorized Officer of the Borrower to the effect that representations and warranties set forth in Section 2 hereof are true and correct on and as of the Amendment No. 3 Effective Date; and
(b)    The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 3 Effective Date promptly after the occurrence thereof.
Section 4Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
Section 5Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.
Section 6Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 7Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement or, as the case may be, the Guarantee.
Section 8Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
Section 10Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement, the Security Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Security Agreement or any other provision of either such agreement or any other Credit Document, and each Credit Party acknowledges and agrees that each of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement, the Security Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Amendment, all references to the Credit Agreement or Security Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement or Security Agreement, as applicable, as amended by this Amendment. In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC as Debtor and Debtor-in –Possession,
as Parent Guarantor
By:    /s/ ANTHONY R. HORTON
    Name: Anthony R. Horton
Title: Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC as Debtor and Debtor-in –Possession,
as the Borrower
By:    /s/ ANTHONY R. HORTON
    Name: Anthony R. Horton
Title: Treasurer

[Signature Page to Amendment No. 3]

CITIBANK, N.A., as Administrative Agent and Collateral Agent
By:    /s/ SHANE V. AZZARA
    Name: Shane V. Azzara
Title: Director and Vice President

[Signature Page to Amendment No. 3]